Dated 18 September 1997






                               BIG FLOWER LIMITED

                                    - and -

                                  PETER RIVETT

                                    - and -

                                 ANDREW RUDDLE

                                    - and -

                                  3i GROUP PLC






                                   AGREEMENT

                          for the sale and purchase of
                          all of the issued shares of
                           Olwen Direct Mail Limited






                              ASHURST MORRIS CRISP
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2HA

                               Tel: 0171-638-1111
                               Fax: 0171-972-7990

                               JAS/KEM/566B00035

                                    CONTENTS
CLAUSE                                                                   PAGE

1. INTERPRETATION...........................................................1
2. SALE AND PURCHASE........................................................4
3. COMPLETION...............................................................6
4. WARRANTIES...............................................................8
5. PROTECTION OF GOODWILL..................................................12
6. CONFIDENTIAL INFORMATION................................................14
7. ANNOUNCEMENTS...........................................................14
8. COSTS...................................................................15
9. 3i GROUP LOAN...........................................................15
10. EFFECT OF COMPLETION...................................................15
11. FURTHER ASSURANCES.....................................................15
12. ENTIRE AGREEMENT.......................................................16
13. VARIATIONS.............................................................16
14. WAIVER.................................................................16
15. INVALIDITY.............................................................17
16. NOTICES................................................................17
17. COUNTERPARTS...........................................................18
18. GOVERNING LAW AND JURISDICTION.........................................18
SCHEDULE 1.................................................................20
Particulars relating to the Company........................................20
SCHEDULE 2.................................................................21
Particulars relating to Subsidiaries.......................................21
SCHEDULE 3.................................................................25
The Warranties.............................................................25
SCHEDULE 4.................................................................56
Form of Release............................................................56
SCHEDULE 5.................................................................57
The Properties.............................................................57
SCHEDULE 6.................................................................58
Deed of Indemnity..........................................................58

THIS AGREEMENT is made on 18 September 1997

BETWEEN:-

(1) BIG FLOWER LIMITED (No.3435268) whose registered office is at Broadwalk House, 5 Appold Street, London EC2A 2HA (the "Purchaser"); and

(2)     (i)    PETER RIVETT of 15/37 Milson Road, Cremorne Point, NSW 2090,
               Australia ("Rivett");

        (ii) ANDREW RUDDLE of The Barn, Sunt Farm, Caterfield Lane, Staffhurst Wood, Oxted, Surrey ("Ruddle"); and

        (iii) 3i GROUP PLC (No: 397156) whose registered office is at 91 Waterloo Road, London SE1 8AP ("3i Group")

        (together, the "Vendor(s)" as the context admits).

THE PARTIES AGREE AS FOLLOWS:-

1.   INTERPRETATION

1.1 In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:-

     "Accounts" means the audited financial statements of each Group Company as at and for the financial period ended on the Accounts Date;

     "Accounts Date" means 30 June 1997;

     "associated company" has the meaning given to it in sections 416 et seq.
     TA;

     "Board" means the board of directors of the Company;

     "Business Day" means a day (excluding Saturdays) on which banks generally are open in both London and New York for the transaction of normal banking business;

     "Company" means Olwen Direct Mail Limited No. 2545971;

     "Completion" means the completion of the sale and purchase of the Shares in accordance with clause 5;

     "Completion Date" means the date on which Completion occurs;

     "Confidential Information" means all information relating to any Group Company's business, or financial or other affairs (including future plans and targets of any Group Company) which is not publicly available or generally known;

     "Disclosure Letter" means a letter of today's date together with the attachments thereto addressed by the Vendors' Solicitors to the Purchaser disclosing exceptions to the Warranties;

     "Encumbrance" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set-off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest or adverse claim of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

     "Escrow Account" means the interest bearing deposit account in the joint names of the Vendors' Solicitors and the Purchaser's Solicitors at National Westminster Bank PLC of 15 Bishopsgate, London, Sort Code: 50-00-00, Account Number 45224692.

     "Escrow Amount" means the sum of (pound)2,000,000 to be paid by the Purchaser in cash at Completion into the Escrow Account;

     "Group" means the Company and the Subsidiaries and "Group Company" means any one of them;

     "Intellectual Property" means any and all patents, trade marks, rights in designs, get up, trade, business or domain names, copyrights and topography rights (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world;

     "Permit" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation and a filing of a notification report or assessment necessary in any jurisdiction for the proper and efficient operation of each Group Company's business, its ownership, possession, occupation or use of an asset or the execution and performance of this agreement;

     "Properties" means the properties described in schedule 5 or any part or parts thereof and "Property" shall mean any one of them;

     "Purchaser's Group" means the Purchaser, its holding companies and the subsidiary undertakings and associated companies from time to time of such holding companies, all of them and each of them as the context admits;

     "Purchaser's Solicitors" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA;

     "Related Person" means in relation to any party its holding companies and the subsidiary undertakings and associated companies from time to time of such holding company, or connected persons, all of them and each of them as the context admits;

     "Relief" means any loss relief, allowance, exemption, set-off, deduction, credit or right to repayment of taxation;

     "Rivett Shares" means the 75,000 shares in the Company held by Rivett;

     "Ruddle Shares" means the 1513 shares in the Company held by Ruddle;

     "3i Shares" means the 25,000 shares in the Company held by 3i Group;

     "Shares" means the 3i Shares and Rivett Shares and Ruddle Shares taken together amounting to all of the issued shares in the capital of the Company;

     "Subsidiary" means a subsidiary undertaking of the Company specified in schedule 2 and "Subsidiaries" means all those subsidiary undertakings;

     "TA" means the Income and Corporation Taxes Act 1988;

     "Tax Deed" means a deed of indemnity in the agreed terms;

     "Vendor Associate" means each of the Vendors, any holding company of a Vendor and any subsidiary undertaking or associated company of such Vendor or holding company and any persons connected with any of them within the meaning of section 839 of the TA or any company associated with them (excluding the Group Companies) as the context admits;

     "Vendors' Solicitors" means Church Adams Tatham of Chatham Court, Lesbourne Road, Reigate, Surrey RH2 7FN;

     "Warranties" means the warranties set out in schedule 3.

1.2  In this agreement unless otherwise specified, reference to:-

     (a) a "subsidiary undertaking" is to be construed in accordance with section 258 of the Companies Act 1985 and a "subsidiary" or "holding company" is to be construed in accordance with section 736 of that Act;

     (b) a document in the "agreed terms" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

     (c) "FA" followed by a stated year means the Finance Act of that year;

     (d) "includes" and "including" shall mean including without limitation;

     (e) a "party" means a party to this agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his or her estate and personal representatives;

     (f) a "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

     (g) a "statute" or "statutory instrument" or "accounting standard" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

     (h) "clauses", "paragraphs" or "schedules" are to clauses and paragraphs of and schedules to this agreement;

     (i) "writing" includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen) or in other non-transitory form;

     (j) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

     (k) any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

     (l) any time of day is reference to time in London, England.

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of taxation statutes in this agreement are for information only and are to be ignored in construing the same.

1.5 Any question of whether a person is connected with another shall be determined in accordance with section 839 of the TA (except that in construing section 839 "control" has the meaning given by section 840 or section 416 of the TA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to the TA.

2.   SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, each of the Vendors severally as legal and beneficial owner and with full title guarantee shall sell and the Purchaser shall purchase the Rivett Shares, the Ruddle Shares and the 3i Shares respectively with effect from Completion. Each Vendor hereby warrants and undertakes to the Purchaser that the shares he or it is selling are sold free from any Encumbrance and together with all benefits and rights now or hereafter attached thereto including the right to all dividends and other distributions declared made or paid after the Accounts Date in respect of the Shares.

2.2 Each of the Vendors hereby waives any rights or restrictions conferred upon them which may exist in relation to the transfer or sale of the Shares under the articles of association of the Company or otherwise.

2.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the Vendors complete the sale of all of the Shares simultaneously, but completion of the purchase of some Shares shall not affect the rights of the Purchaser with respect to its rights to the other Shares.

2.4 The consideration for the sale and purchase of the Shares shall be (pound)20.8 million in aggregate.

     The consideration shall be divided amongst the Vendors in the proportions
     74.757 per cent Rivett, 1.648 per cent Ruddle and 23.595 per cent 3i Group.

     The Purchaser may deduct from the consideration due to Rivett any amount for which he is liable to the Purchaser or any subsidiary of the Purchaser, including the Company or any of its subsidiaries.

     At Completion out of the net consideration due to Rivett the Purchaser will pay into the Escrow Account a sum representing the Escrow Amount.

     At Completion the Purchaser will pay the remaining sums due to the Vendors to the Vendors' Solicitors or to 3i Group, as specified in clause 3.5.

2.5 If the Purchaser shall not have notified Rivett in writing of any claims under the Warranties or the Tax Deed or any other provision of this agreement on or before the date falling one year after the Completion Date, the Escrow Amount (together with accrued interest earned thereon) shall be released to Rivett. If the Purchaser shall have so notified Rivett in writing of any such claim(s), then the Purchaser's reasonable estimate of the aggregate amounts so claimed (disregarding, for this purpose, clause 4.9) shall be retained in the Escrow Account pending final determination of such claim(s) and any balance (together with accrued interest earned on such balance) shall be released to Rivett. Upon final determination of the total amount(s) due to the Purchaser such amounts shall (to the extent that there are funds available in the Escrow Account) be paid forthwith to the Purchaser. Any payments to the Purchaser from the Escrow Account shall for the avoidance of doubt be without prejudice to the Purchaser's right to payment of any further amounts which cannot be satisfied from the Escrow Account. Any balance held in the Escrow Account after such final determination and payment to the Purchaser (together with all accrued interest earned thereon) shall be released to Rivett PROVIDED ALWAYS that no payment shall be made under any circumstances to Rivett from the Escrow Account before the date falling one year after the Completion Date.

     For the purposes of this clause 2.5 only, any claim in respect of which notice shall have been given in accordance with clause 4.8 shall be deemed to have been finally determined in favour of Rivett if proceedings in respect of such claim have not been issued and served on Rivett not later than the expiry of the period of 12 months after the date of the said notice.

2.6 Interest earned on amounts held in the Escrow Account shall not be released other than in accordance with clause 2.5. Any amounts to be released to Rivett shall be subject to deduction of tax thereon or other amounts (if any) required by law to be deducted in respect thereof.

2.7 Rivett and the Purchaser confirm that they have irrevocably instructed their respective solicitors to operate the Escrow Account in accordance with this clause 2.

3.   COMPLETION

3.1 Completion shall take place at the offices of the Purchaser's Solicitors immediately after the execution of this agreement.

3.2 On Completion the Vendors shall deliver to or, if the Purchaser shall so agree, make available to the Purchaser:-

     (a) transfers in common form relating to all the Shares duly executed in favour of the Purchaser (or as it may direct);

     (b) share certificates relating to the Shares;

     (c) any waivers or consents by members of any Group Company or other persons which the Purchaser has specified prior to Completion so as to enable the Purchaser or its nominees to be registered as the holders of the Shares and any shares of Subsidiaries or a representation from the Vendors that no such waivers or consents are required;

     (d) (i) service agreements in the agreed terms with Mr A Fisher, Mr A Ruddle and Mr P Croft;

         (ii)   the resignation of Mr Fisher as secretary of each Group Company;
                and

        (iii) the resignations of all directors of Olwen International Direct Mail Inc from their offices as directors (but they will other-wise remain as employees of that company on the same terms).


     (e) the written resignations of the auditors of each Group Company (effective from Completion) containing an acknowledgement that they have no claim against any Group Company for compensation for loss of office, professional fees or otherwise and a statement under section 394(1) of the Companies Act 1985;

     (f) the Tax Deed duly executed by Rivett;

     (g) all land certificates, charge certificates, leases, title deeds and other documents relating to the Properties (except to the extent that the same are in the possession of mortgagees pursuant to mortgages disclosed in schedule 5 in which case copies will be provided);

     (h) the common seals, certificates of incorporation and statutory books, share certificate books and cheque books of each Group Company;

     (i) to the extent not in the possession of any Group Company, all books of account or references as to customers and/or suppliers and other records and all insurance policies in any way relating to or concerning the businesses of any Group Company;

     (j) to the extent not in the possession of any Group Company, all licences, consents, permits and authorisations obtained by or issued to any Group Company or any other person in connection with the business carried on by any of them and such contracts, deeds or other documents (including assignments of any such licences) as shall have been required by the Purchaser's Solicitors prior to the date hereof;

     (k) duly executed transfers of each share in the Subsidiaries not registered in the name of any Group Company in favour of the Company (or as the Purchaser may direct);

     (l) share certificates relating to all of the issued shares in the capital of each of the Subsidiaries; and

     (m) a release in the form set out in Schedule 4 duly executed as a deed, in a form satisfactory to the Purchaser, releasing each Group Company from any liability whatsoever (actual or contingent) which may be owing to a Vendor Associate by any Group Company.

     3i shall have no liability under this clause 3.2 save in respect of the 3i Shares under paragraphs (a), (b) and (c).

3.3 At or prior to Completion (and prior to the taking effect of the resignations of the directors referred to in clause 3.2(d) above) each of the Vendors shall procure the passing of board resolutions of each Group Company:-

     (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Shares and any shares to which clause 3.2(k) refers;

     (b) appointing such persons as are specified by the Purchaser to be the directors and secretary of each Group Company;

     (c) revoking all mandates to bankers and giving authority in favour of the directors appointed under clause 3.3(b) above or such other persons as the Purchaser may nominate to operate the bank accounts thereof;

     (d) changing the accounting reference date of each Group Company to 31 December;

     (e) resolving that the Company and the persons named in clause 3.2(d)(i) enter into service agreements in the agreed terms.

3.4  Each of Rivett and Ruddle shall procure that at Completion:-

     (a) there is repaid all sums (if any) owing to any Group Company by any Vendor Associate (other than another Group Company) or by the directors of any Group Company or any of their connected persons and whether or not such sums are due for repayment and that there remain no outstanding transactions between any Group Company and any Vendor Associate;

     (b) each Group Company is released from any guarantee, indemnity, bond, letter of comfort or Encumbrance or other similar obligation given or incurred by it which relates in whole or in part to debts or other liabilities or obligations, whether actual or contingent, of any person other than a Group Company;

         and prior to such repayment or release Rivett and Ruddle undertake to the Purchaser (on behalf of itself and as trustee on behalf of each Group Company) to keep each Group Company fully indemnified against any failure to make any such repayment or any liability arising under any such guarantee, indemnity, bond, letter of comfort or Encumbrance.

3.5  Upon compliance by the Vendors with the provisions of clauses 3.2, 3.3 and
     3.4 and in accordance with clause 2.4 the Purchaser shall:-

     (a) provide for the transfer of a sum representing the Escrow Amount to the Escrow Account and so that notification by National Westminster Bank PLC of receipt of such sum shall be a good discharge to the Purchaser;

     (b) provide for the bank transfer of the remaining sums due to Rivett and Ruddle (being(pound)13,892,240) under clause 2.4 to the Vendors' Solicitors at National Westminster Bank PLC of 126 High Holborn, London W1V 6QB. Sort Code: 60-30-06, Account No. 01322648 and so that receipt by such bank of such amount shall be a good discharge to the Purchaser; and

     (c) provide for the bank transfer of(pound)4,822,169 of the sums due to 3i Group under clause 2.4 to its account at Royal Bank of Scotland plc, Corporate Banking office, PO Box 450, 5-10 Great Tower Street, London. Sort Code: 16-04-00T, Account Name: 3i Group plc UK Investment, Account
         No: 20014158, ref: CFC/230272 and of the remainder of(pound)85,591 due to 3i Group in accordance with (b) above.

     (d) deliver to Rivett a counterpart of the Tax Deed duly executed by the Purchaser.

3.6 If in any respect the obligations of the Vendors are not complied with on Completion the Purchaser may:-

     (a) defer Completion to a date not more than 28 days after Completion (and so that the provisions of this clause 3, apart from this clause 3.6(a), shall apply to Completion as so deferred); or

     (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder).

4.   WARRANTIES

4.1 Rivett warrants with the Purchaser in the terms of all the Warranties set out in schedule 3.

     Rivett acknowledges that he gives the Warranties with the intention of inducing the Purchaser to enter into this agreement and that the Purchaser does so in reliance on the Warranties.

4.2 Any information (including the Accounts) supplied by or on behalf of any Group Company to or on behalf of the Vendors in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of any Group Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by any Group Company and each of Rivett and Ruddle and 3i Group undertakes to the Purchaser (on behalf of itself and as trustee of each Group Company and their respective directors, employees, agents and advisers) that it will not bring any and all claims which it might otherwise have against any Group Company or any of their respective directors, employees, agents or advisers in respect thereof.

4.3 Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it if Rivett is in breach of any of the Warranties he shall pay to the Purchaser on demand the amount necessary to put the Purchaser and the Group into the position which would have existed if the said Warranties had not been breached together with all costs and expenses reasonably incurred by the Purchaser and any Group Company as a result of such breach.

4.4 Each of the Warranties shall be construed as a separate warranty and (unless expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

4.5 Rivett shall not be under any liability under the Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same are disclosed in the Disclosure Letter. No letter, document or other communication shall constitute a disclosure for the purposes of the Warranties except and to the extent that the same is expressly referred to in the Disclosure Letter.

4.6 No information relating to the Group of which the Purchaser has knowledge (actual or constructive) other than that contained in or referred to in this agreement and/or included in the Disclosure Letter and no investigation by or on behalf of the Purchaser shall prejudice any claim by the Purchaser under the Warranties or reduce any amount recoverable thereunder.

4.7 Each of Rivett and Ruddle shall give to the Purchaser all such information and documentation relating to the Group as the Purchaser shall reasonably require to enable it to satisfy itself as to whether there has been any breach of the Warranties.

4.8 Save in the case of fraud or fraudulent concealment by Rivett, Rivett shall be under no liability in respect of any claim under the Warranties and any such claim shall be wholly barred and unenforceable unless written notice of such claim setting out reasonable details of the relevant claim (including the grounds on which such claim is based) shall have been served upon Rivett by the Purchaser:-

     (a) in the case of a claim under the Warranties' (other than the Warranties relating to Tax), by not later than 5.00 p.m. on the third anniversary of the date hereof;

     (b) in the case of a claim under the Warranties relating to Tax by not later than 5.00 p.m. on the seventh anniversary of the date hereof;

4.9 Save in the case of fraud or fraudulent concealment Rivett shall not be liable in respect of all and any claims made by the Purchaser under the Warranties or under the Tax Deed (excluding claims under clauses 2.1(a)(iv) and (v) of the Tax Deed) unless and until the aggregate cumulative liability of Rivett in respect of all such claims (excluding claims under such clauses 2.1(a)(iv) and (v)) exceeds (pound)150,000 in which event Rivett shall be liable for the entire amount of such liability insofar as it exceeds (pound)50,000.

4.10 Save in the case of fraud or fraudulent concealment the aggregate liability of Rivett in respect of all claims under this agreement and the Tax Deed shall not in any circumstances exceed (pound)15,549,456.

4.11 Where the Purchaser and/or the Company is or is likely to be entitled to recover from some other person any sum in respect of any matter giving rise to a claim for breach of the Warranties then the Purchaser shall procure that reasonable steps are taken to enforce such recovery and if any sum is so recovered then either the amount payable by Rivett in respect of that claim shall be reduced by an amount equal to the sum so recovered (less the reasonable costs and expenses of recovering it and any taxation payable by the Purchaser or the Company as a result of its receipt) or (if an amount shall already have been paid by Rivett in respect of that claim) there shall be repaid to Rivett the lesser of:

     (a) the amount so paid by Rivett; and

     (b) the amount so recovered (less in either case the reasonable costs and expenses of its recovery and any taxation payable by the Purchaser or the Company as a result of its receipt).

4.12 Without prejudice to the generality of clause 4.11 the provisions of clause
     4.11 shall apply where the Company is entitled to recover from its insurers (in respect of insurance effected on or before the Completion Date) any sum in respect of any matter giving rise to a claim under the Warranties

4.13 Rivett shall have no liability (or such liability shall be reduced) in respect of any claim for breach of any of the Warranties:

     (a) if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Accounts

     (b) save in respect of section 57 and schedule 22 of the Environmental Protection Act 1995, if and to the extent that such claim occurs or is increased as a result of any change in legislation after the date of this agreement (or any legislation not in force at the date of this agreement) which takes effect retrospectively or the withdrawal after the date of this agreement of any published concession or published general practice previously made by the Inland Revenue or other taxing authority

     (c) if and to the extent that such claim occurs or is increased as a result of any increase in the rate of taxation from that in force at the date of this agreement

     (d) if and to the extent that any breach of the Warranties occurs as a result of or is otherwise attributable to the Purchaser or any Group Company disclaiming any part of the benefit of capital or other allowances against taxation claimed or proposed to be claimed on or before the date of this agreement save where such disclaimer was contemplated in computing the provision for taxation in the Accounts.

     (e) if and to the extent that such claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Purchaser or any Group Company to make any claim election surrender or disclaimer or give notice or consent or do any other thing under the provisions of any enactment or regulation relating to taxation after Completion the making giving or doing of which was taken into account in computing the provision for taxation in the Accounts and was notified to the Purchaser prior to the date of this agreement

     (f) if and to the extent that such claim relates to a liability for Taxation which would not have arisen but for any winding up or cessation or change in the nature after the Completion Date of any trade or business carried on by the Company except to the extent that such winding up or cessation or change in nature is occasioned by the facts or circumstances giving rise to one or more claims under the Warranties

     (g) if and to the extent such claim would not have arisen but for a change of accounting policy or accounting practice of any Group Company after Completion other than one required to comply with the provisions of UK GAAP currently in force.

     (h) if and to the extent that any Relief (other than a Relief that has been reflected in the net assets of the Company as shown by the Accounts) of the Company arising in respect of an accounting period ended on or before Completion is available to relieve or mitigate such claim or liability for Taxation

     (i) if and to the extent that it arises as a result of any change after Completion in the date to which the Company makes up its accounts

4.14 The amount of any claim for breach of the Warranties shall take into account the amount of any relief from Taxation arising by virtue of the loss or damage in respect of which the claim was made and also the amount of any Taxation in respect of the receipt of the sums claimed for breach.

4.15 Nothing in this clause 4 shall derogate from the Purchaser's obligation to mitigate any loss which it suffers in consequence of a breach of the Warranties.

4.16 For the avoidance of doubt the Purchaser shall not be entitled to recover damages in respect of any claim for breach of the Warranties and/or of the covenants contained in the Tax Deed to the extent that to do so would involve recovery more than once in respect of the same loss or damage

4.17 Any amount payable by Rivett to the Purchaser in satisfaction of any claim under the Warranties or under the Tax Deed shall be treated as a reduction by that amount of the price paid by the Purchaser for the Rivett Shares.

4.18 The Purchaser shall upon it or the Company becoming aware of any matter or event ("the Matter") which might give rise to a claim under the Warranties give notice in writing to Rivett of the Matter as soon as is reasonably practicable.

4.19 The Purchaser shall provide and shall procure that each Group Company will provide to Rivett and his professional advisers reasonable access to premises and relevant personnel and to any relevant assets documents and records within their power possession or control for the purpose of investigating the Matter and enabling Rivett to take such action as referred to in the following paragraph and shall allow Rivett and his advisers to take copies of any relevant documents or records subject in each case to keeping the same confidential and using them only in relation to minimising Rivett's liabilities regarding the Matter.

4.20 The Purchaser shall and shall procure that the Company will take such action and institute and conduct such proceedings on behalf of the Purchaser or the Company as Rivett may reasonably request in writing to dispute resist appeal compromise defend remedy or mitigate the Matter or to enforce against any third party the rights of the Company in relation to the Matter (save where the Purchaser reasonably demonstrates that to do so would be reasonably forseeably likely to result in the loss to the Group of any customer accounting for 2% or more of the anticipated turnover of the Group in the then current financial period) subject to Rivett fully indemnifying and securing the Purchaser and each Group Company to the reasonable satisfaction of the Purchaser against all reasonable costs and expenses incurred as a result of any action taken pursuant to this sub-clause

4.21 Save as provided in the preceding paragraph, the Purchaser shall not and shall procure that the Company will not admit liability in respect of or compromise or settle the Matter without the prior written consent of Rivett (such consent not to be unreasonably withheld or delayed)

5.   PROTECTION OF GOODWILL

5.1 Each of Rivett and Ruddle hereby respectively undertakes that (except as otherwise agreed in writing with the Purchaser) he will not either solely or jointly with any other person (either on their own respective accounts or as the agent of any other person):-

     (a) for the Relevant Period from Completion carry on or be engaged or concerned or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested directly or indirectly in a business which competes in the United Kingdom with the type of business carried on by any member of the Group at Completion in the United Kingdom;

     (b) for the Relevant Period from Completion solicit or accept the custom of any person in respect of goods or services competitive with those manufactured or supplied by any member of the Group prior to Completion, such person having been a customer of the Company in respect of such goods or services during such period;

     (c) for the Relevant Period from Completion induce, solicit or endeavour to entice any person who during the period of 12 months prior to Completion was an employee of any member of the Group occupying a senior or managerial position or any position involving data management or sales likely (in the opinion of the Purchaser) to be:-

         (i)   in possession of Confidential Information relating to; or

         (ii)  able to influence the customer relationships or connections of;
               or

         (iii) otherwise crucial to the operation of the business of any member of the Group to leave the service or employment of any member of the Group; or

     (d) use any trade name (including the expression "Olwen") used by any member of the Group at any time during the three years immediately preceding the date of this agreement or any other name intended or likely to be confused with any such trade name.

5.2 Each of Rivett and Ruddle agrees that the undertakings contained in this clause 5 are reasonable and are entered into for the purpose of protecting the goodwill of the business of each member of the Group and that accordingly the benefit of the undertakings may be assigned by the Purchaser and its successors in title without the consent of Rivett or Ruddle.

5.3 Each undertaking contained in this clause 5 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind Rivett and Ruddle.

5.4 If any undertaking contained in this clause 5 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, a period (as the same may previously have been reduced by virtue of this clause 5.4) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

5.5 The references in this clause 5 to the Relevant Period means 3 years in respect of Rivett and 2 years in respect of Ruddle.

5.6 In the event that Ruddle is wrongfully dismissed from his employment with the Company, he shall no longer be bound by clause 5.1(a), (b) or (c).

5.7 No provision of this agreement, by virtue of which this agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976 (unless this agreement is a non-notifiable agreement pursuant to section 27A of that Act), shall take effect until the day after particulars of this agreement have been furnished to the Director-General of Fair Trading pursuant to section 24 of that Act. For this purpose the expression "this agreement" includes any agreement or arrangement of which this agreement forms part and which is registrable or by virtue of which this agreement is registrable.

6.   CONFIDENTIAL INFORMATION

6.1  Each of the Vendors shall:-

     (a) not use or disclose to any person Confidential Information; and

     (b) use all reasonable endeavours to prevent the use or disclosure of Confidential Information by any person other than by members of the Purchaser's Group.

6.2  Clause 6.1 does not apply to:-

     (a) disclosure of Confidential Information to or at the written request of the Purchaser;

     (b) use or disclosure of Confidential Information required (as determined by written opinion of independent counsel reasonably satisfactory to the Purchaser) to be disclosed by law or any regulatory authority;

     (c) disclosure of Confidential Information to professional advisers for the sole purpose of advising the Vendors with respect to this agreement but the Vendors shall ensure that, prior to such disclosure, such professional advisers give an undertaking on similar terms to the undertaking in clause 6.1 to keep the information confidential; or

     (d) Confidential Information which becomes generally known other than by the Vendors' breach of clause 6.1.

7.   ANNOUNCEMENTS

7.1 No announcement of the making of this agreement nor its terms nor those of the Heads of Agreement entered into in relation to this Agreement shall be made by or on behalf of the Vendors save with the approval of the Purchaser unless disclosure is:-

     (a) to the Vendors' professional advisers for the sole purpose of advising that party with respect to this agreement; or

     (b) required (as determined by written opinion of independent counsel reasonably satisfactory to the Purchaser) by law or some regulatory body and disclosure shall then only be made by that party:-

         (i) after it has taken all such steps as may be reasonable in the circumstances to agree the contents of such announcement with the other party before making such announcement and provided that any such announcement shall be made only after as much advance notice to the other parties as commercially practicable; and

         (ii) to the person or persons and in the manner required (as determined by written opinion of independent counsel reasonably satisfactory to the Purchaser) by law or any regulatory authority or as otherwise agreed between the parties; or

     (c) by 3i Group in the form of a brochure sent to potential investee companies and referring only to the fact of 3i Group's investment in the Company and its subsequent realisation (without any reference to prices).

7.2 The restrictions contained in clause 7.1 shall apply without limit of time and whether or not this agreement is terminated.

8.   COSTS

     Unless expressly otherwise provided in this agreement each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares.

9.   3i GROUP LOAN

     3i Group agrees with the Purchaser that it will waive the 3 month interest charge (due under the terms of its loan to the Company on a change of control of the Company) upon such loan becoming repayable as a result of the acquisition of the Company by the Purchaser.

10.  EFFECT OF COMPLETION

10.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

10.2 The remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

11.  FURTHER ASSURANCES

11.1 Following Completion each of the Vendors shall from time to time forthwith upon request from the Purchaser at the Vendors' expense do all acts and/or execute all such documents in a form reasonably satisfactory to the Purchaser for the purpose of vesting in the:-

     (a) Purchaser the full legal and beneficial title to the:-

         (i) Shares and otherwise giving the Purchaser the full benefit of this agreement; and

         (ii) Intellectual Property used by the Company except where such Intellectual Property is the subject of licences to the Company as at the date hereof; and

     (b) Company title to the Properties or insofar as any consent or licence may be required by reason of the transactions set out in this agreement or otherwise to enable any of the Properties to continue to be vested with title as aforesaid in the Company when under the ownership or control of the Purchaser or other person being entitled for the time being to the benefit of the Warranties.

12.  ENTIRE AGREEMENT

12.1 Each party on behalf of itself and as agent for each of its Related Persons acknowledges and agrees with the other party (each such party acting on behalf of itself and as agent for each of its Related Persons) that:-

     (a) this agreement together with any other documents referred to in this agreement (together the "Transaction Documents") constitute the entire and only agreement between the parties and their respective Related Persons relating to the subject matter of the Transaction Documents;

     (b) neither it nor any of its Related Persons have been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, it (acting on behalf of itself and as agent on behalf of each of its Related Persons) unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

     PROVIDED THAT the provisions of this clause 12 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party's Related Persons or any right which any of them may have to rescind this agreement in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

13.  VARIATIONS

     This agreement may be varied in a manner adverse to a party hereto only by a document signed by that party and the Purchaser.

14.  WAIVER

14.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

14.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.3 No breach of any provision of this agreement shall be waived or discharged in a manner adverse to a party hereto except with the express written consent of that party and the Purchaser.

14.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

15.  INVALIDITY

     If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:-

     (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

     (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

     shall not be affected or impaired in any way.

16.  NOTICES

16.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):-

     In the case of the Purchaser to:-

     Big Flower Press Holdings Inc.
     3 East 54th Street
     New York
     N.Y. 10022
     USA
     Fax: 001 212 521 1640
     Attention: General Counsel

     In the case of 3i Group to:-

     3i Group plc
     91 Waterloo Road
     London
     SE1 8XP
     Fax: 0171 928 3131
     Attention: J.C. Murphy

     In the case of Rivett to:-

     Peter Rivett, Esq.
     15/37 Milson Road
     Cremorne Point
     NSW 2090
     Australia

     And to the Vendors' Solicitors (for the attention of Mr M Crooks) on Fax:
     01737 248249

     In the case of Ruddle to:-

     Andrew Ruddle
     The Barn
     Sunt Farm
     Caterfield Lane
     Staffhurst Wood
     Oxted
     Surrey

     and shall be deemed to have been duly given or made as follows:-

     (a) if personally delivered, upon delivery at the address of the relevant party;

     (b) if sent by first class post within the UK, two Business Days after the date of posting;

     (c) if sent by air mail, ten Business Days after the date of posting; and

     (d) if sent by fax, when received during normal hours of business in the place of receipt);

     provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made outside 9.00 a.m. - 2.00 p.m. such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

16.2 A party may notify the other party to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause
     16.1 provided that such notification shall only be effective on:-

     (a) the date specified in the notification as the date on which the change is to take place; or

     (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

17.  COUNTERPARTS

     This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

18.  GOVERNING LAW AND JURISDICTION

18.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

18.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement (respectively, "Proceedings" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

18.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 18 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

18.4 Without prejudice to any other permitted mode of service the parties agree that service of any writ, notice or other document ("Documents") for the purpose of any Proceedings begun in England shall be duly served upon it if delivered personally or sent by registered post, in the case of:-

     (a) the 3i Group to 91 Waterloo Road, London SE1 8XP (marked for the attention of J.C. Murphy);

     (b) Rivett to any partner for the time being of the Vendors' Solicitors;

     (c) Ruddle to Andrew Ruddle at The Barn, Sunt Farm, Caterfield Lane, Staffhurst Wood, Oxted, Surrey; and

     (d) the Purchaser to 3 East 54th Street, New York, N.Y. 10022, USA (marked for the attention of General Counsel)

     or such other person and address in England and/or Wales as the respective Vendor shall notify the Purchaser in writing or vice versa from time to time.

18.5 Clause 18.4(b) has effect irrespective of whether, as between the Vendors' solicitors and Rivett, the Vendors' solicitors have, or continue to have, any authority to act on Rivett's behalf; and no failure or mistake by the Vendors' solicitors (including a failure to notify Rivett of the service of any process or to forward any process to Rivett) shall invalidate any proceedings or judgment.

IN WITNESS whereof this agreement has been executed on the date first above written.

                                   SCHEDULE 1
                      Particulars relating to the Company

Company:                                   Olwen Direct Mail Limited

Company Number:                            2545971

Status:                                    Trading

Registered Office:                         1-2 Stafford Cross, Stafford Road,
                                           Croydon, Surrey

Accounting Reference Date:                 30 June

Shares:

        Authorised share capital:          (pound)120,000
        Issued and fully paid up capital:  75,000 ordinary shares of (pound)1
                                           25,000 A ordinary shares of (pound)1
                                           1513 C ordinary shares of (pound)1

Directors:                                 Angus Fisher
                                           Andrew Ruddle
                                           Peter Croft
                                           Mark Gamber

Company Secretary:                         Angus Fisher

Shareholders:                              Rivett  75,000  ordinary
                                           3i Group        25,000  A ordinary
                                           Ruddle  1513    C ordinary

                                   SCHEDULE 2
                      Particulars relating to Subsidiaries

Subsidiary 1

Company:                                   Olwen Press Limited

Company Number:                            1628956

Status:                                    Dormant since 30 June 1996

Registered Office:                         1-2 Stafford Cross, Stafford Road,
                                           Croydon

Accounting Reference Date:                 30 June

Shares:

        Authorised Capital:                (pound)50,000
        Issued and fully paid up capital:  (pound)50,000


Directors:                                 Andrew Ruddle

Company Secretary:                         Angus Fisher

Shareholders:                              Olwen Direct Mail Limited -
                                                   49,999 shares
                                           Peter Rivett - 1 share


                                  Subsidiary 2

Company:                                   Olwen Data Management Limited

Company Number:                            2435079

Status:                                    Dormant since 30 June 1990

Registered Office:                         1-2 Stafford Cross, Stafford Road,
                                              Croydon

Accounting Reference Date:                 30 June

Shares:

        Authorised capital:                (pound)20,000
        Issued and fully paid up capital:  (pound)100

Directors:                                 Mark Gamber

Company Secretary:                         Angus Fisher

Shareholders:                              Olwen Direct Mail Limited - 99 shares
                                           Peter Rivett - 1 share

                                  Subsidiary 3

Company:                                   Olwen Graphic Services Limited

Company Number:                            2824166

Status:                                    Dormant since 30 June 1995

Registered Office:                         1-2 Stafford Cross, Stafford Road,
                                              Croydon

Accounting Reference Date:                 30 June

Shares:

        Authorised capital:                (pound)100
        Issued and fully paid up capital:  (pound)100

Directors:                                 Andrew Ruddle

Company Secretary:                         Angus Fisher

Shareholders:                              Olwen Direct Mail Limited - 99 shares
                                           Peter Rivett - 1 share


                                  Subsidiary 4

Company:                                   Olwen Envelopes Limited

Company Number:                            1963984

Status:                                    Dormant since 30 June 1996

Registered Office:                         1-2 Stafford Cross, Stafford Road,
                                              Croydon

Accounting Reference Date:                 30 June

Shares:

        Authorised capital:                (pound)10,000
        Issued and fully paid up capital:  (pound)10,000

Directors:                                  Andrew Ruddle

Company Secretary:                          Angus Fisher

Shareholders:                               Olwen Direct Mail Limited -
                                                9,999 shares
                                            Peter Rivett - 1 share

                                  Subsidiary 5

Company:                                   Olwen Mailing Services Limited

Company Number:                            2343143

Status:                                    Dormant since 30 June 1996

Registered Office:                         1-2 Stafford Cross, Stafford Road,
                                              Croydon

Accounting Reference Date:                 30 June

Shares:

        Authorised capital:                (pound)20,000
        Issued and fully paid up capital:  (pound)20,000

Directors:                                 Angus Fisher
                                           Andrew Ruddle

Company Secretary:                         Angus Fisher

Shareholders:                              Olwen Direct Mail Limited -
                                              20,000 shares


                                  Subsidiary 6

Company:                                   Olwen International Direct Mail Inc.

Company Number:                            270642

Status:                                    U.S. Corporation registered in the
                                              State of Maryland

Registered Office:                         100 East Pratt Street, Suite 1520,
                                              Baltimore, Maryland 21202

Accounting Reference Date:                 30 June

Shares:

        Authorised capital:                US$100,000
        Issued and fully paid up capital:  US$100,000

Directors:                                 Wesley Brook
                                           Angus Fisher
                                           Andrew Ruddle
                                           Mark Gamber
                                           Graham Sanford

Company Secretary:                         Angus Fisher

Shareholders:

        Name:                              Olwen Direct Mail Limited

        Address:                           1-2 Stafford Cross, Stafford Road,
                                           Croydon CR9 4PD

        Shares:                            100,000 shares

                                   SCHEDULE 3
                                 The Warranties

For the purpose of this schedule 3 Company means Olwen Direct Mail Limited and includes the Subsidiaries, all of them and each of them as the context admits.

Any Warranty expressed to be given "to the best of Rivett's knowledge and belief" or "so far as Rivett is aware" or otherwise qualified by reference to the knowledge of Rivett shall not be qualified in the manner stated unless Rivett establishes that he has made all reasonable enquiries of the directors, employees and agents of each Group Company and relevant third parties to establish the truth and accuracy of that Warranty.

In this schedule 3 the following words have the following meanings, unless the context otherwise requires:-

"Activities" means any activity, operation or process carried out by the Company at any property whether or not currently owned, occupied or used by the Company;

"Claim for Tax" means any of the following:-

     (a) any liability to make a payment of Tax and any claim, assessment, demand, notice or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country, including any Tax Authority, which claims payment of Tax;

     (b) any non-availability or loss of or reduction of any Relief (including in particular a right to repayment);

"distribution" means a distribution as defined by sections 209 to 211 (inclusive) of the TA and section 418 of the TA;

"Environment" means any and all living organisms (including man), ecosystems, property and the media of air (including air in buildings, natural or man-made structures, below or above ground), water, (as defined in section 104(1) of the Water Resources Act 1991 and within drains and sewers) and land (including under any water as described above and whether above or below surface);

"Environmental Consent" means any consent, approval, permit, licence, order, filing, authorisation, exemption, registration, permission, reporting or notice requirement and any related agreement required under any Environmental Law;

"Environmental Laws" means all international, EU, national, federal, state or local statutes, (which for the avoidance of doubt shall include section 57 and Schedule 22 of the Environment Act 1995 and the guidance and regulations adopted under those provisions,) bylaws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances, decrees or regulatory codes of practice, circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety which are binding in relation to the Properties and/or upon the Company in the relevant jurisdiction in which the Company has been or is operating (including by the export of its products, or its waste thereto) on or before Completion;

"ERA" means the Employment Rights Act 1996;

"Hazardous Substance" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, and whether alone or in combination with any other substance) which is capable of causing harm to or have a deleterious effect on the Environment, being a nuisance, or which restricts or makes more costly the use, development, ownership or occupation of any Properties;

"ITA" means the Inheritance Tax Act 1984;

"L&T Covenants Act" means the Landlord and Tenant (Covenants) Act 1995;

"Leases" means all the leases in respect of which the Company is under any obligation or has any liability or is a party, as specified in Schedule 5;

"Substantial Customer" means a customer accounting for more than five per cent. of the Group's sales in the financial year ended on the Accounts Date;

"Substantial Supplier" means a supplier accounting for more than five per cent. of the Group's purchases in the financial year ended on the Accounts Date;

"Tax" or "tax" means any tax, and any duty, contribution, impost, withholding, levy or charge in the nature of tax, whether domestic or foreign, and any fine, penalty surcharge or interest connected therewith and includes corporation tax, advance corporation tax, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), national insurance and social security contributions, capital gains tax, inheritance tax, value added tax, customs excise and import duties, stamp duty, stamp duty reserve tax, insurance premium tax, air passenger duty, rates and water rates, land fill tax, petroleum revenue tax, advance petroleum revenue tax, gas levy and any other payment whatsoever which any person is or may be or become bound to make to any person and which is or purports to be in the nature of taxation;

"Taxation Authority" means any local, municipal, governmental, state, federal or fiscal, revenue, customs or excise authority, body, agency or official anywhere in the world having or purporting to have power or authority in relation to Tax including the Inland Revenue and HM Customs and Excise;

"Taxation Statutes" means all statutes, statutory instruments, orders, enactments, laws, by-laws, directives and regulations, whether domestic or foreign decrees, providing for or imposing any Tax;

"TCGA" means the Taxation of Chargeable Gains Act 1992;

"TMA" means the Taxes Management Act 1970;

"Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

"TULR(C)A" means the Trade Union and Labour Relations (Consolidation) Act 1992;

"VATA" means the Value Added Tax Act 1994 and "VAT legislation" means VATA and all regulations and orders made thereunder;

"Waste" means waste including anything which is discarded or which the holder intends or is required to discard and anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value such that there is likely to be a breach of

Environmental Law or such that any investigation, treatment or remediation of any of the Properties is or would be required or would be undertaken by a prudent owner or occupier.

1.   VENDOR'S CAPACITY

     [Deleted]

2.   THE COMPANY, THE SHARES AND THE SUBSIDIARIES

2.1  Incorporation and Existence

     The Company and each of the Subsidiaries are limited companies incorporated under English law and have been in continuous existence since incorporation. Each of the Group Companies has full corporate power and authority to conduct its respective business as to the extent now conducted and to own, use and lease its assets and Properties.

2.2  The Shares

     (a) The Shares are the entire issued shares of the Company.

     (b) The Company has not allotted any shares other than the Shares and the Shares are fully paid or credited as fully paid.

     (c) There is no Encumbrance in relation to any unissued shares in the capital of the Company. No Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any of the Shares or any interest therein to any person.

     (d) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion).

2.3  The Subsidiaries

     (a) The Company does not have any subsidiary undertakings other than the Subsidiaries. Each of the Subsidiaries is a wholly-owned subsidiary of the Company (unless otherwise indicated in schedule 2) and each of the shares of each such company has been properly allotted and issued and is fully paid or credited as fully paid.

     (b) There is no Encumbrance in relation to any of the shares or unissued shares in the capital of any of the Subsidiaries. No person has claimed or can claim to be entitled to an Encumbrance in relation to any of the shares of any of the Subsidiaries and no Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any shares in any of the Subsidiaries or any interest therein to any person.

     (c) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of any of the Group Companies (including an option or right of pre-emption or conversion).

     (d) The Company does not own any shares or stock in the capital of nor does it have any beneficial or other interest in any company or business organisation other than the Subsidiaries nor does the Company control or take part in the management of any other company or business organisation.

3.   ACCOUNTS

     3.1 General

     (a) The Accounts show a true and fair view in all respects of the:-

         (i) assets, liabilities (including contingent and unmatured), financial position and state of affairs at the Accounts Date; and

         (ii) the profits and losses for the financial year ended on the Accounts Date.

         of the Company (or of the Group to the extent that they are consolidated accounts).

     (b) The Accounts have been prepared and audited in accordance with the standards, principles and practices specified on the face of the Accounts applied on a consistent basis and subject thereto in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom consistently applied.

     (c) The Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared in respect of the three years before the Accounts Date.

3.2  Liabilities

     The Accounts make full provision or reserve for or disclose all liabilities (including all contingent or deferred liability to Tax) of the Company whether actual, contingent or otherwise.

3.3  Extraordinary and Exceptional Items

     The results shown by the audited profit and loss account of the Company and the consolidated audited profit and loss accounts of the Group for each of the three financial years of the Company and the Group ended on the Accounts Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non-recurring item or by any other matter making the profits or losses for a period covered by any of those accounts unusually high or low.

     The Company's financial projections for the 12 month period to 30 June 1998, as annexed to the Disclosure Letter, have been compiled after due and careful enquiry and on reasonable bases consistent with the basis upon which the Accounts have been prepared and all assumptions on which such projections are based, are reasonable assumptions and are disclosed in such projections.

3.4  Off Balance Sheet Financing

     No member of the Group is engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

3.5  Accounting and Other Records

     (a) The books of account and all other records of the Company (including any which it may be obliged to produce under any contract now in force) are up-to-date, in its possession and do not contain or reflect any material inaccuracy or omission in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

     (b) All deeds and documents (properly stamped where stamping is necessary for enforcement thereof) (excluding deeds and documents relating to the Properties) belonging to the Company or which ought to be in the possession of the Company are in the possession of the Company.

3.6  Accounting Reference Date

     The accounting reference date of the Company under section 224 of the Companies Act 1985 is, and during the last six years has always been, 30 June.

3.7  Management Accounts

     The Management Accounts of the Company for the period ended 31 August 1997 in the agreed terms have been prepared by the Company on a basis (including standards, principles and practice) consistent with the Accounts and with due care and attention, show with reasonable accuracy the state of affairs and profit and loss of the Company as at and for the period in respect of which they have been prepared and the balance sheet of the Company as at such date but it is hereby acknowledged that they are not prepared on a statutory basis.

4.   CHANGES SINCE THE ACCOUNTS DATE

4.1  General

     Since 30 June 1997:-

     (a) the Company has carried on its business prudently and in the ordinary and usual course, consistent with past practice and so as to maintain the business as a going concern;

     (b) there has been no material adverse change in the financial or trading position or prospects of the Company; and

     (c) there has been no material reduction in the value of those fixed assets specified in the Accounts, to the extent still owned by the Company.

4.2  Specific

     Since 30 June 1997:-

     (a) the Company has not, other than in the ordinary course of trading and consistent with past practice:-

         (i)   disposed of, or agreed to dispose of, an asset; or

         (ii) assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent);

         and in the case of a disposal or agreement to dispose of an asset for an amount which is lower than book value or an open market arm's length value, whichever is the higher;

     (b) the Company has not acquired or agreed to acquire an asset for an amount which is higher than open market arm's length value;

     (c) the Company has not made, or agreed to make, or incurred, or agreed to incur, a commitment or connected commitments involving capital expenditure exceeding in total (pound)75,000;

     (d) no Substantial Supplier or Substantial Customer has ceased or substantially reduced its trade with the Company or has altered the terms of trade to the Company's disadvantage and, to the best of Rivett's knowledge, this will not happen in the foreseeable future;

     (e) the Company has not declared, paid or made a dividend or other distribution (including a distribution within the meaning of the TA) on any class or classes of share capital except to the extent provided in the Accounts;

     (f) no resolution of the shareholders of the Company has been passed (except for those representing the ordinary business of an annual general meeting or as provided for in this agreement);

     (g) the Company has not repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things;

     (h) the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or incurred any indebtedness (including in each case inter group) other than in the ordinary course of trading; and

     (i) the Company has not paid nor is under an obligation to pay any service, management or similar charges or any interest or amount in the nature of interest to any other person or incurred any liability to make such a payment or made any payment to any Vendor Associate whatsoever.

     (j) the Company has not incurred or paid any liability (which expression shall include any matter which would fall to be treated as a provision) outside the normal course of trading; and

     (k) the Company has not incurred or paid any liability for solicitors, accountancy, surveyors, valuers, or other professional advisers' fees.

5.   ASSETS

5.1  Title and Condition

     (a) There are no Encumbrances, nor has the Company agreed to create any Encumbrances, over any part of its undertaking or assets and each asset used or usable by the Company (tangible or intangible) is:-

         (i)   legally and beneficially owned by the Company; and

         (ii)  where capable of possession, in the possession of the Company.

     (b) The Company owns each asset (tangible or intangible) necessary for the operation of its business as currently conducted and without limitation no rights (other than rights as shareholders in the Company) relating to the business of the Company are owned or otherwise enjoyed by or on behalf of any Vendor Associate or any other person.

5.2   Hire Purchase and Leased Assets

     Copies of any bill of sale or any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are included in the Agreed Bundle referred to in the Disclosure Letter.

5.3  Debts

     Except to the extent to which specific provision or reserve has been made in the Accounts Rivett is not aware of any circumstances which could result in any indebtedness owed to the Company and whether included in Accounts or arising since 30 June 1997 not being paid in full and none of such debts has been factored, sold or agreed to be sold by the Company.

6.   INTELLECTUAL PROPERTY

6.1  General

     (a) The Company is the sole and absolute legal and beneficial owner of all Intellectual Property used in connection with its business.

     (b) The Intellectual Property used by the Company in connection with its business is free from Encumbrances and, in the case of Confidential Information, any disclosure obligation and is subsisting, valid, exercisable and enforceable and all steps have been taken diligently for the maintenance and protection of unregistered Intellectual Property owned by the Company.

6.2  [deleted]

6.3  Licences

     (a) The terms of all licences or rights which have been granted by the Company or which the Company or a Vendor Associate intends to enter into for the purposes of the business of the Company or which are being currently negotiated or other agreement or consents or undertakings entered into by the Company or Vendor Associate relating to the Intellectual Property owned by or licensed to the Company are set out in the Disclosure Letter and unless disclosed neither the Company nor any Vendor Associate is obliged to enter into any such agreement relating to the business of the Company. So far as Rivett is aware there has been or is no breach nor is there any fact or matter which would or may create a breach of such licences or undertakings.

     (b) The terms of all licences or rights granted to the Company or which the Company or a Vendor Associate intends to enter into for the purposes of the business of the Company or which are being currently negotiated or other agreement or consents or undertakings entered into by the Company or a Vendor Associate relating to the Intellectual Property used in the business of the Company are set out in the Disclosure Letter and neither the Company nor any Vendor Associate is obliged to enter into any such agreement relating to the business of the Company. So far as Rivett is aware there has been or is no breach nor is there any fact or matter which would or may create a breach of such licences or undertakings.

6.4  Infringement

     (a) The use by the Company of any Intellectual Property used in the business of the Company does not and is not likely to infringe and the processes or methods employed, services provided, the business conducted and the products used, manufactured and dealt in or supplied by the Company do not nor did they at the time used, manufactured, dealt in or supplied infringe the Intellectual Property of any other person.

     (b) No proceedings, claims or complaints have been brought or threatened in writing or otherwise by any third party or competent authority in relation to the Intellectual Property owned by or licensed to the Company including any concerning title subsistence validity or enforceability or grant of any right or interest in such Intellectual Property.

     (c) So far as Rivett is aware no third party is infringing or misusing or threatening to infringe or misuse the Intellectual Property owned by or licensed to the Company.

     (d) The Company is not subject to any injunction, undertaking or court order or order of any other authority of competent jurisdiction not to use or restricting the use of any Intellectual Property.

6.5  Confidential Agreements

     Save as contained in the Agreed Bundle, the Company has not and no Vendor Associate of Rivett has entered into any confidentiality or other agreement or is subject to any duty which restricts the free use or disclosure of any information used in the business of the Company and there is no breach of any such agreement or duty.

7.   EFFECT OF SALE

7.1 Neither the execution nor performance of this agreement or any document to be executed at or before Completion will:-

     (a) result in the Company losing the benefit of a Permit or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction; or

     (b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate or accelerate or otherwise grant to any person any additional rights under, or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction; or

     (c) result in any Substantial Customer being entitled to or, so far as Rivett is aware, cease dealing with the Company or to reduce its existing level of business or to change the terms upon which it deals with the Company; or

     (d) result in any Substantial Supplier being entitled to or, so far as Rivett is aware, cease supplying to the Company or to reduce its supplies to or to change the terms upon which it supplies the Company;

     (e) result in any officer or senior employee leaving the Company or result in such a person having any additional rights to payments or benefits from the Company; or

     (f) make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

8.   CONSTITUTION

8.1  Memorandum and Articles

     The memorandum and articles of association of the Company in the form set out in the Agreed Bundle are true, correct and complete and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

8.2  Register of Members

     The register of members of the Company has been properly kept and contains true and complete records of the members from time to time of the Company and the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

8.3  Powers of Attorney

     The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way and which power of attorney remains in force or was granted or conferred within three years of the Completion Date.

8.4 Statutory Books and Filings

     (a) The statutory books of the Company are up to date, in its possession and are true and complete in all material respects in accordance with the law.

     (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) have been properly prepared and filed and are true and complete and the common seal of the Company is in its possession.

9.   INSURANCE

9.1  Policies

     The Disclosure Letter contains a true and complete list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "Policies"). So far as Rivett is aware each of the Policies is valid and enforceable and is not void or voidable. So far as Rivett is aware there are no circumstances which might make any of the Policies void or voidable or lead any claim under the Policies to be avoided by the insurers.

9.2  Claims

     No claim is outstanding under any of the Policies and so far as Rivett is aware no matter exists which might give rise to a claim under any of the Policies.

9.3  Premiums

     So far as Rivett is aware the Company has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

10.  CONTRACTUAL MATTERS

10.1 Validity of Agreements

     (a) So far as Rivett is aware each contract to which the Company is a party is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms. So far as Rivett is aware there exists no invalidity of, or ground for termination, avoidance or repudiation of, or a claim or incidence of breach in respect of, an agreement, arrangement or obligation to which the Company is a party. So far as Rivett is aware no party with whom the Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate or claim a breach, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

     (b) No party with whom the Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement. So far as Rivett is aware no matter exists which might give rise to such breach.

     (c) So far as Rivett is aware the Company is not in material breach of any agreement or arrangement. So far as Rivett is aware no matter exists which might give rise to such breach but nothing in this clause shall constitute a warranty as to the condition of the Properties.

10.2  Standard Terms and Conditions

     A copy of the standard terms and conditions of business of the Company are annexed to the Disclosure Letter and the Company has not entered into an agreement or arrangement with any of its ten biggest customers (ranked by turnover) different from these.

10.3 Supply Contracts

     Full and accurate details of all agreements or arrangements for the supply of stock, raw materials, products or goods to or by the Company which involve or are likely to involve the supply of goods the aggregate sale value of which will represent in excess of five per cent. of the turnover for the financial year of the Company ended on the Accounts Date are contained in the Disclosure Letter and copies included in the Agreed Bundle.

10.4 Material Agreements

     (a) Save for those contained in the Agreed Bundle the Company is not a party to and is not liable under any contract, transaction, arrangement or liability which involves, or is likely to involve obligations or liabilities which, by reason of their nature or magnitude, ought reasonably to be made known to an intending purchaser of the Shares including any which:-

         (i) is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

         (ii) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

         (iii) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

         (iv) cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money, effort or personnel;

         (v) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

         (vi) involves an aggregate outstanding expenditure or other liability by the Company of more than (pound)50,000 (in the case of a one-off payment) or (pound)100,000 per annum; or

         (vii) restricts its freedom to engage in any activity or business or confines its activity or business to a particular place;

     (b) The Company is not a party to and is not liable under:-

         (i) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

         (ii) a distributorship, agency, marketing, licensing or management agreement or arrangement.

10.5 Contracts with Connected Persons

     Save for service contracts disclosed in or annexed to the Disclosure Letter, there is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company is or was a party and in which any Vendor Associate, a director or former director of any Vendor Associate or a person connected with any of them is or was interested in any way. The Company does not owe any obligation or sum to, nor is it owed any obligation or sum by, nor does it and neither will it immediately after Completion have any contractual or other arrangements of any sort with any Vendor Associate and nor does any Vendor Associate owe such obligation or sum to the Company.

10.6 Conditions and Warranties in Respect of Goods or Services

     Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of trading, the Company has not given a condition or warranty, or made a representation, in respect of goods or services supplied or agreed to be supplied by it, or accepted an obligation that could give rise to a liability after the goods or services have been supplied by it.

11.  INFORMATION TECHNOLOGY

11.1 Information Technology


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     In the twelve months prior to the date hereof the Company has not suffered and so far as Rivett is aware no other person has suffered any failures or bugs in or breakdowns of any computer hardware or software used in connection with the business of the Company which have caused any substantial disruption or interruption in or to its use and Rivett does not know nor is Rivett aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the acquisition by the Purchaser of the Shares pursuant to this agreement on the same basis as it is presently used.

11.2 None of the software or technical manuals used by the Company has been copied wholly or substantially from any material in which the Company does not own copyright.

11.3 All computer systems, excluding software, used in the business of the Company are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the exclusive ownership, operation or control of the Company. No action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

11.4 The Company is validly licensed to use the software used in its business and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to the date hereof.

12.  LIABILITIES

12.1 Continuance of Facilities

     Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are set out in the Disclosure Letter and whether or not of a type which would be required to be shown in or reflected in the Accounts (including any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained) forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) and copies of all documents relating to such matters are annexed to the Disclosure Letter. No Vendor Associate has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

12.2 Bank Accounts

     A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date of this agreement has been supplied to the Purchaser. The Company does not have any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.

12.3 Guarantees and Indemnities


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

     (a) The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

     (b) No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person (other than a Group Company).

12.4 Events of Default

     No event has occurred or is subsisting or been alleged or so far as Rivett is aware is likely to arise which:-

     (a) constitutes an event of default, or otherwise gives rise to an obligation to repay, or to give security under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both) or gives any person any additional rights to accelerate, modify or do otherwise under such agreement;

     (b) will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both); or

     (c) will, with the giving of notice and/or lapse of time, constitute or result in a default or the acceleration of any obligation under any agreement or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets is bound.

12.5 Grants

     The Company is not liable to repay an investment or other grant or subsidy made to it by any person (including the Department of Trade and Industry or its predecessor). No matter (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

13.  PERMITS

13.1 Compliance with Permits

     The Company has obtained and complied with the terms and conditions of each Permit (full and accurate details of which are contained in the Disclosure Letter).

13.2 Status of Permits

     Each Permit is valid, binding and in full force and effect, and the Company is not in default under any Permit. There are no pending or threatened proceedings which might in any way affect the Permits and Rivett is not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.


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

14.  INSOLVENCY

14.1 Winding up

     No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company.

14.2 Administration

     No administration order has been made and no petition for an administration order has been presented in respect of the Company.

14.3 Receivership

     No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Company's business or assets.

14.4 Compromises with creditors

     (a) No voluntary arrangement under section 1 of the Insolvency Act 1986 has been proposed or approved in respect of the Company.

     (b) No compromise or arrangement under section 425 of the Companies Act 1985 has been proposed, agreed to or sanctioned in respect of the Company.

     (c) The Company has not entered into any compromise or arrangement with its creditors or any class of its creditors generally.

14.5 Insolvency

     The Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (but for this purpose ignoring the reference to "if it is proved to the satisfaction of the court that" in section 123(1)(e) and 123(2)).

14.6 Payment of Debts

     The Company has not stopped paying its debts as they fall due or delayed paying the same beyond the standard terms.

14.7 Distress etc.

     No distress, execution or other process has been levied on an asset of the Company.

14.8 Unsatisfied Judgments

     There is no unsatisfied judgment or court order outstanding against the Company.

14.9 Striking Out


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

     No action is being taken by the Registrar of Companies to strike the Company off the register under section 652 of the Companies Act 1985.

15.  LITIGATION AND COMPLIANCE WITH LAW

     All references to the Company in this paragraph 15 should be deemed to include the Company's officers, agents and employees to the extent that the Company may be liable for their acts or defaults.

15.1 Litigation

     (a) Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the two years ending on the date of this agreement been involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. So far as Rivett is aware no civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

     (b) So far as Rivett is aware, no matter exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

     (c) There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable and in relation to such judgment, order, decree, award or decision the Company would be liable for such persons acts or defaults.

15.2 Compliance with Law

     So far as Rivett is aware the Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

15.3 Investigations

     The Company is not and has not been subject to any investigation, enquiry or disciplinary proceeding (whether judicial, quasi-judicial or otherwise) in any jurisdiction and none is pending or threatened, and neither has it received any request for information from, any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction. So far as Rivett is aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

15.4 Competition Law


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

     (a) The Company is not nor has been a party to or concerned in any agreement or arrangement, or conducted itself (whether by omission or otherwise) in a manner, which:-

         (i) could give rise to an investigation by the Office of Fair Trading or the Monopolies and Mergers Commission under the Fair Trading Act 1973;

         (ii) has been or is required to be furnished to the Director General of Fair Trading pursuant to the Restrictive Trade Practices Acts 1976 and 1977;

         (iii) contravenes the provisions of the Resale Prices Act 1976;

         (iv) contravenes the provisions of the Trade Descriptions Acts 1968 and 1972;

         (v) constitutes an anti-competitive practice within the meaning of the Competition Act 1980;

         (vi) constitutes a breach of any relevant undertaking, order, assurance or other measure made under the Fair Trading Act 1973, the Restrictive Trade Practices Acts 1976 and 1977, the Resale Prices Act 1976, the Trade Descriptions Acts 1968 and 1972, or the Competition Act 1980;

         (vii) infringes Articles 85 and/or 86 of the Treaty of Rome or their equivalent provisions under the European Economic Area Agreement or any other anti-trust or similar legislation in any jurisdiction; or

         (viii) is registrable, unenforceable or void (whether in whole or in part) or renders it liable to civil, criminal or administrative proceedings by virtue of any anti-trust, anti-monopoly, anti-cartel, consumer law or any other similar legislation in any jurisdiction.

     (b) The Company has not given an undertaking or written assurance (whether legally binding or not) to any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

     (c) The Company is not subject to an order, regulation or decision made by any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

     (d) The Company is not and has not been a party to or concerned in any agreement, arrangement or concerted practice in respect of which an application for negative clearance and/or an exemption has been made to the Commission of the European Communities or the EFTA Surveillance Authority.

15.5 Unlawful Payments


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     Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable has:-

     (a) induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

     (b) offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

     (c) directly or indirectly made an unlawful contribution to a political activity.

16.  BROKERAGE OR COMMISSIONS

     No person is entitled to receive from the Company (or from the Purchaser as a result of any action or omission by the Company) a finder's fee, brokerage or commission in connection with this agreement or anything in it and the Company is not liable to pay any sums whatsoever or give any benefit to any of its directors, employees, agents and advisers in connection with the sale of the Shares and no Vendor Associate is liable to pay any sum whatsoever or give any benefit to any of the Company's directors or employees in connection with the sale of the shares.

17.  DIRECTORS AND EMPLOYEES

17.1 Particulars of Officers

     The particulars of all employees annexed to the Disclosure Letter show the names, job title, date of commencement of employment, date of birth and period of continuous employment (calculated in accordance with chapter 1 of part XIV of the ERA) of every employee of the Company and contain details of negotiations which have taken place in this calendar year concerning pay for all such employees.

17.2 Remuneration and Benefits

     The particulars of all employees annexed to the Disclosure Letter show all remuneration and other benefits:-

     (a) actually provided; and

     (b) which the Company is bound to provide (whether now or in the future)

     to each director, officer and employee of the Company and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors' and officers' insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings (the "Schemes") operated for all or any employees or former employees of the Company or their dependants whether legally binding on the Company or not.

17.3 Terms and Conditions

     (a) The Disclosure Letter contains copies of all the standard terms and conditions, staff handbooks and policies which apply to employees of the Company and identifies which terms and conditions apply to which employees.

     (b) There are no terms and conditions in any contract with any director, officer or employee of the Company pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct consequence of the transaction contemplated by this agreement.

     (c) There are no service agreements or contracts of employment between the Company and any of its directors, officers or employees containing any provision in addition to the matters required to be contained therein under section 1 of the ERA.

     (d) All employees of the Company have received a written statement of particulars of their employment as required by section 1 of the ERA.

17.4 Operation of the Schemes

     (a) The Schemes have at all times been operated in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed and all tax clearances and approvals necessary to obtain favourable tax treatment for the Company and/or the participants in the Schemes have been obtained and not withdrawn and no act or omission has occurred which has or could prejudice any such tax clearance and/or approval.

     (b) No past or present director, officer, employee or any dependant thereof or any other participant in any Scheme has made any claim against the Company in respect of any Scheme and no event has occurred which could or might give rise to any such claim.

17.5 Notice Periods

     The terms of employment or engagement of all employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated by not more than the statutory minimum period of notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment).

17.6 Changes since the Accounts Date

     Since 30 June 1997 the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any of its directors, officers or employees and the Company is under no obligation to make any such changes with or without retrospective operation.

17.7 Loans

     There are no amounts owing or agreed to be loaned or advanced by the Company to any directors, officers and employees of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

17.8 Notice of Termination and Leave of Absence

     (a) Since the Accounts Date, no director, officer or employee of the Company has given or received notice to terminate his employment.

     (b) There are no directors, officers or employees of the Company who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

17.9 Payment up to Completion

     All salaries and wages and other benefits of all employees of the Company have, to the extent due, been paid or discharged in full.

17.10 Industrial Relations

     (a) No directors, officers or employees of the Company are members of a trade union, staff association or any other body representing workers and no such union, association or body is recognised by the Company for the purposes of collective bargaining.

     (b) The Disclosure Letter contains copies of and full details of all rights and liabilities relating or pursuant to any collective agreements (whether with a trade union, staff association or any other body representing workers and whether legally binding or not) concerning the Company.

     (c) Within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute (as defined in section 218 of the TULR(C)A) with any employee, trade union, staff association or any other body representing workers and no event has occurred which could or might give rise to any such dispute and no industrial action involving employees of the Company, official or unofficial, is now occurring or threatened nor has any industrial relations or employment matter been referred either by the Company or its employees or by any trade union staff association or any other body representing workers to ACAS for advice, conciliation or arbitration.

17.11 Claims by Employees

     No past or present director, officer or employee of the Company or any predecessor in business has any claim or right of action against the Company including any claim:-

     (a) in respect of any accident or injury which is not fully covered by insurance; or

     (b) for breach of any contract of services or for services; or

     (c) for loss of office or arising out of or connected with the termination of his office or employment and no event or inaction has occurred which could or might give rise to any such claim.

17.12 Enquiries and Discrimination

     (a) There are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers and no grounds for such enquiries or investigations exist.

     (b) There are no terms or conditions under which any director, officer or employee of the Company is employed, nor has anything occurred or not occurred prior to Completion that may give rise to any claim for sex discrimination, race discrimination, disability discrimination or equal pay or other discrimination of any kind either under domestic United Kingdom or European Law whether by such director, officer or employee or a prospective director, officer or employee or otherwise and no grounds for such a claim exists.

17.13 Compliance with Laws

     (a) The Company has complied in all material respects with all relevant provisions of the Treaty of Rome, EC Directives, statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders, declarations and awards relevant to the Company's directors, officers and employees or the relations between the Company and any trade union, staff association or any other body representing workers.

     (b) There are no training schemes, arrangements or proposals, whether past or present, in respect of which a levy may henceforth become payable by the Company under the Industrial Training Act 1982 and pending Completion no such schemes, arrangements or proposals will be established or undertaken.

17.14 Transfer Regulations

     The Company has not entered into any agreement and no event has occurred which may involve the Company in the future acquiring any undertaking or part of one such that the Transfer Regulations may apply thereto.

17.15 Duty to Inform and Consult

     The Company has complied with its obligations to inform and consult with trade unions and other representatives of workers and to send notices to the Secretary of State pursuant to sections 188 to 194 of the TULR(C)A and regulations 10 and 11 of the Transfer Regulations.

17.16 Records


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     The Company has maintained adequate and suitable records regarding the service of its directors, officers and employees and such records comply with the requirements of the Data Protection Act 1984.

17.17 Business is conducted by Employees

     The Company has not entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with its employees.

18.  PROPERTIES

18.1 All Property

     The Properties comprise all the freehold and leasehold land owned, used or occupied by and all the rights vested in the Company and all agreements whereby the Company has any financial entitlement relating to any land at the date hereof.

18.2 No Other Liabilities

     The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease, licence or other interest in, or agreement relating to, land apart from the Properties.

18.3 Replies to Enquiries

     All disclosures and replies to enquiries and requisitions relating to the Properties made or given by or on behalf of Rivett or the Company to the Purchaser or the Purchaser's Solicitors are now and will at Completion be complete and correct in all material respects.

18.4 Accuracy of Information

     All the information produced to or given in writing to the Purchaser or the Purchaser's Solicitors by the Vendors' Solicitors in respect of or relating to the Properties (including replies to enquiries and requisitions) in the course of negotiations leading up to the execution of this agreement is true and accurate and Rivett is not aware of any fact, matter or thing which has not been disclosed to the Purchaser or the Purchaser's Solicitors which makes any such information untrue or misleading at the date of this agreement.

19.  PENSIONS

19.1 Pension arrangements disclosed

     The Company is under no obligation or commitment, nor is it a party to any custom or practice, to pay, provide or contribute towards any "relevant benefits" within the meaning of section 612 of the TA (ignoring the exception therein) or sickness or disability benefits to or in respect of any person and has not at any time participated in or contributed towards any scheme or arrangement which has as its purpose or one of its purposes the provision of any such benefits.


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


19.2 Ex gratia pensions etc.

     The Company has not made or proposed any voluntary or ex gratia payments to any person in respect of any relevant benefit (as defined in paragraph 19.1 of this schedule).

19.3 Contributions to personal pensions

     The Company has no contractual liability to make any contributions to any personal pension scheme or any retirement annuity contract of any employee or director or to make any payment of remuneration specifically referrable to contributions payable by any employee or director under such scheme or contract.

20.  TAXATION

INFORMATION AND RETURNS

20.1 Returns

     The Company has made all returns and supplied all information and given all notices to the Inland Revenue or other Taxation Authority as reasonably requested or required by law within any requisite period and all such returns and information and notices were in all material respects up to date correct and on a proper basis and none of them is or is likely to be the subject of a material dispute.

20.2 Disclosures

     So far as Rivett is aware all statements and disclosures made to any Taxation Authority in connection with any provision of the Taxation Statutes whatsoever were when made and remain complete and accurate in all material respects.

20.3 Clearances

     No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other Taxation Authority was required except in circumstances where such consent or clearance was validly obtained and where any conditions attaching thereto were met and will, immediately following Completion, continue to be met.

PROVISION FOR AND PAYMENT OF TAX

20.4 General

     The Accounts make full provision or reserve in respect of any period ended on or before the Accounts Date for all Tax assessed or liable to be assessed on the Company or for which it is accountable at the Accounts Date whether or not the Company has or may have any right of reimbursement against any other person including Tax in respect of property (of whatever nature) income, profits or gains held, earned, accrued or received by or to any person on or before the Accounts Date or by reference to any event occurring, act done or circumstances existing on or before that date including distributions made down to such date or provided for in the Accounts and proper provision has been made and shown in the Accounts for deferred Tax in accordance with generally accepted accounting principles.

20.5 Payment of Tax

     The Company has duly and punctually paid all Tax (including Tax required to be deducted or withheld from payments) to the extent that the same ought to have been paid and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

20.6 Pay As You Earn

     The Company has properly operated the PAYE system deducting Tax as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of the Company (including any such payments within section 134 of the TA) and duly accounted to the Inland Revenue for Tax so deducted and has complied with all its reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided, and no PAYE audit in respect of the Company has been made by the Inland Revenue nor has the Company been notified that any such audit will be made.

20.7 Secondary Liability

     No transaction or event has occurred in consequence of which the Company is or may be held liable for any Tax or deprived of relief or allowances otherwise available to it in consequence of any Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax, where some other company or person is or may become primarily liable for the Tax in question (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

CORPORATION TAX

20.8 Deductions

     The Company has not since the Accounts Date made any payment or incurred any liability to make any payment in either case, of a revenue nature which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income including any payment which could be disallowed under sections 74 (general rules as to deductions not allowable), 125 (annual payments for non-taxable consideration), 338-340 (allowance of charges on income), 779-785 (leased assets) or 787 (restriction of relief for payments of interest) of the TA.

20.9 Sales at Undervalue/Overvalue

     All transactions entered into by the Company have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing at arm's


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     length and no notice or enquiry pursuant to section 770 of the TA or the transfer pricing provisions of any arrangements made under section 788 of the TA (relief by agreement with other countries) has been made in connection with any of such transactions.

20.10 Loan Relationships

     The Company is and has since the Accounts Date been taxed on an authorised accruals basis of accounting in relation to all loan relationships which are creditor relationships as defined in section 103 of the FA 1996 and in relation thereto:-

     (a) the accruals on which the Company is taxable are computed only by reference to interest;

     (b) if any such debt were to be repaid at its face value the Company would not suffer any charge to Tax in excess of Tax on interest accrued; and

     (c) there is no connection between the Company and the debtor as mentioned in section 87 of the FA 1996.

20.11

     (a) The Company obtains and has since the Accounts Date obtained tax relief on an authorised accruals basis of accounting in relation to all loan relationships which are debtor relationships as mentioned in section 103 of the FA 1996 and in relation to each such relationship:-

         (i) the deduction given in computing the taxable profits of the Company in consequence of that relationship is not less than the interest accruing for the period concerned;

         (ii) the Company would suffer no adverse tax consequences were such debts to be repaid at face value except that the tax deduction for interest accrued would cease.

     (b) The Company has not since the Accounts Date held or been the debtor under any deep discount securities as defined in paragraph 1 of schedule 4 of the TA or any deep gain securities as defined in paragraph 1 of schedule 11 of the FA 1989 or any relevant discounted security as mentioned in schedule 13 of the FA 1996.

CAPITAL ASSETS

20.12 Capital Allowances

     (a) No balancing charge in respect of any capital allowances claimed or given would have arisen if all the assets of the Company had been realised on the Accounts Date for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

     (b) The Company has not since the Accounts Date become liable for any balancing charge.


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20.13 Finance Leases

     (a) The Company is not and has not been the lessee under any leases of plant or machinery except for the Leases.

     (b) No assets subject to the Leases have at any time been leased by the Company or its lessees to a person who is not resident in the UK and does not use the machinery or plant for the purposes of a trade carried on there.

     (c) Rivett, after making due and reasonable enquiry, is not aware of any revenue investigation, revenue enquiry or other circumstance which indicates that any person who is or was a lessor or owner of equipment subject to any of the Leases will or may be denied the first year allowances and/or writing down allowances by reference to which the initial rental under that Lease was calculated.

DISTRIBUTIONS

20.14 Repayments of Share Capital

     (a) The Company has not at any time after 6 April 1991 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase (or made any contingent purchase contract within the meaning of section 165 of the Companies Act 1985) in respect of any of its issued share capital or any class thereof. Further the Company has not after 6 April 1991 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to be passed any resolution to do so.

     (b) The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 (bonus issue following repayment of capital) of the TA since 5 April 1991 except dividends properly authorised and shown in its Accounts nor is the Company bound to make any such distribution.

CHARGEABLE GAINS

20.15 Sales at Book Value

     No chargeable gain or profit (disregarding the effects of any indexation relief available) would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

ANTI-AVOIDANCE PROVISIONS

20.16 Tax Schemes

     The Company has not entered into nor been a party to nor otherwise involved in any scheme or arrangement designed wholly or partly for the purpose of avoiding, reducing or deferring Tax which could be challenged by the Inland Revenue.


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FOREIGN ELEMENT

20.17 Treasury Consents

     The Company has always been resident in the territory in which it was incorporated and has never been resident in any other territory or treated as so resident for the purposes of any double tax agreement.

20.18 Double Taxation

     The Company has received or is entitled to receive credit against its UK Tax liability for all Tax charged (whether by Tax being withheld or through direct assessment) on the Company's income from any foreign jurisdiction and the Company holds all deduction certificates or other documents necessary to claim all relief due to it under part XVIII of the TA.

20.19 Controlled Foreign Companies

     The Company does not have and never has had an interest in a controlled foreign company within the meaning of section 747 of the TA such that all or any of the chargeable profits of the controlled foreign company have been or will or may be apportioned to the Company.

20.20 Withholding of Tax and Agency for Non-Residents

     The Company is not and has not been assessable to Tax by virtue of section 78 of the TMA or sections 42A or 43 of the TA, or section 126 of the FA 1995.

CLOSE COMPANY

20.21 Close Companies - Transfers of Value

     At any time after 6 April 1991 the Company has made no transfer of value such as is specified in section 94(1) (or section 99(2)) of the ITA.

20.22 Close Companies - Loans to Participators

     the Company has not at any time after 6 April 1991 made any loan advance or payment or given any consideration falling within sections 419-420 or 422 of the TA.

20.23 Close Companies - Distributions

     At any time after 6 April 1991 the Company has made no payments and conferred no benefits falling to be treated as distributions under section 418 of the TA.

20.24 Close Companies - Transfers at Undervalue

     The Company has not at any time after 6 April 1991 made a transfer at an undervalue so that section 125 of the TCGA could apply.

20.25 Close Companies - Shortfall etc


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     The Company is not and never has been a close investment-holding company as defined in section 13A of the TA.

GROUPS OF COMPANIES

20.26 Intra-Group Transfers

     The Company has at any time after 6 April 1991 acquired any asset other than trading stock from any other company other than another Group Company belonging at the time of acquisition to the same group of companies as the Company within the meaning of section 170 of the TCGA and no member (other than another Group Company) of any group of companies of which the Company is or has at any material time been the principal company (as defined in section 170(2)(b) of the TCGA) has so acquired any asset.

20.27 Group Relief and Advance Corporation Tax

     The Company is not part of and has never entered into any arrangements relating to relief under section 240 or sections 402 - 413 of the TA other than with another Group Company.

INHERITANCE TAX

20.28 Inheritance Tax

     (a) The Company is not, and will not become, liable to be assessed to inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition, chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person on or prior to Completion.

     (b) There is no unsatisfied liability to inheritance tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of the ITA and none of the Shares or assets of the Company are subject to an Inland Revenue charge within section 237 of the ITA.

VALUE ADDED TAX

20.29 Value Added Tax

     (a) The Company is a registered taxable person for the purpose of the VAT legislation and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for value added tax as an agent or otherwise by virtue of section 47 of the VATA.

     (b) The Company has complied in all material respects with the requirements and provisions of the VAT legislation and has made and maintained and will pending Completion make and maintain accurate and up to date records invoices accounts and other documents required by or necessary for the purposes of the VAT legislation and the Company has at all times punctually paid and made all payments and returns required thereunder.

     (d) The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

20.30 Capital Goods Scheme

     There are set out in the Disclosure Letter with express reference to this Warranty full details of each of the assets of the Company of a kind described in part XV of the Value Added Tax Regulations 1995 (SI No 2518) (adjustments to the deduction of input tax on capital items) in relation to which that part could operate to adjust the amount of input tax deducted, including in particular:-

     (a) a description (including, in the case of land, or a building or part of a building the nature of the tenure and the time that the tenure has to run), the date of acquisition (or, in the case of a lease, the date of grant) and the price paid and VAT upon the purchase or acquisition of the capital item in question;

     (b) the proportion of the VAT on the purchase price for which credit has been claimed, including any adjustments made under part XV of the Value Added Tax Regulations 1995.

STAMP DUTY

20.31 Stamp Duty

     All documents in the enforcement of which the Company is or may be interested have been duly stamped and since the Accounts Date the Company has not been a party to any transaction whereby the Company was or is or could become liable to stamp duty reserve tax.

21. ENVIRONMENTAL MATTERS

21.1 Consents

     The Company has obtained and complied with the terms and conditions of all Environmental Consents. All current Environmental Consents remain in full force and effect. The Company has not received any notice of and so far as Rivett is aware there are no circumstances that may lead to the revocation, modification or suspension of, or that may prejudice or require material expenditure for the renewal, extension, grant or transfer of, any current Environmental Consents.

21.2 Liability

     The Company complies and has at all times complied with and the Company's use of the Properties has at all times complied with all Environmental Laws and there are no facts or circumstances known to Rivett which interfere or prevent compliance with any Environmental Laws.

     There are no civil, criminal arbitration or administrative actions, claims, proceedings or suits pending or threatened against the Company arising from or relating to Environmental Consents or Environmental Law and so far as Rivett is aware there are no circumstances which may lead to such actions, claims, proceedings or suits.

21.3 Notices and Complaints

     The Company has not received any notice of enforcement, prohibition, improvement, remediation or other notice of equivalent nature, or any judgment, order, decree, award, demand or decision in respect of the Environment from any court, tribunal, arbitrator or governmental or regulatory authority and Rivett is not aware of any complaints, investigations, enquiries, requests for information or other formal or informal indications of any possible claims or legal actions in respect of the Environment from any person including any neighbour, governmental or regulatory authority, current or former employee or third party.

21.4 Contaminated Land

     So far as Rivett is aware, there has not been and there is not present on, at or under the Properties and there is and has been no release, migration, leakage, spill, discharge, entry, deposit or emission onto or from the Properties of any Hazardous Substance or Waste.

     So far as Rivett is aware, there has not been any disposal, storage, release, leakage, migration, spill, discharge, entry, deposit or emission of any Hazardous Substance or Waste into the Environment caused by the Activities.

21.5 Future Laws

     [deleted]

21.6 Documentation

     There are no environmental reports, surveys, assessments and investigations in respect of the Properties or Activities in the possession of the Vendors and the Company.

22. INFORMATION

22.1 General

     All information given by, or on behalf of, the Vendors or the Company to the Purchaser, its advisers or agents before or during the negotiations leading to this agreement is true, complete, accurate and not misleading in any material respects.

22.2 The Agreement and the Disclosure Letter

     The information set out in schedules 1, 2 and 5 of this agreement and in the Disclosure Letter is true, complete, accurate and not misleading in any material respects.

22.3 Material Information

     So far as Rivett is aware, all information about the Shares and the Company's business which might be material to a purchaser of the Shares has been disclosed to the Purchaser in writing.

                                   SCHEDULE 4
                                Form of Release
                         (to be signed by each Vendor)

                                                                [        ] 1997
To:     Olwen Direct Mail Ltd and
        each of its subsidiaries
        (together "the Group") and
        their respective officers and
        employees (together "Employees")



I confirm that I have no claims (actual or contingent) against the Company or any other member of the Group or Employees in respect of any cause, matter or thing whatsoever (including unpaid remuneration) but to the extent that any such claim exists or may exist I hereby irrevocably waive such claim and release the Company and each other member of the Group and Employees from any liability whatsoever in respect thereof [save [Mr Ruddle only] in respect of the Company's obligations to me under or pursuant to my service contract with it].

[3i Group only] [This release is also given on behalf of all subsidiaries of 3i Group]




Executed as a Deed and Delivered
by [                                             ]
in the presence of:-



 ......................................................
(Witness)
Address
Occupation

                                   SCHEDULE 5
                                 The Properties


Address             Date of Lease      Parties                     Term             Rent
-------             -------------      -------                     ----             ----
Unit 1 Stafford     2.8.1989           (1) The Prudential          From             (pound)120,640
Cross Ind. Est                         Assurance Co. Ltd           25.12.88         p.a. subject
Croydon                                (2) Olwen Press Ltd         until            to review on
                                                                   24.12.2013       25.12.98 and
                                                                                    at 5 yearly
                                                                                    intervals


Unit 2 Stafford     2.8.1989           (1) The Prudential          From             (pound)120,640
Cross Ind. Est                         Assurance Co. Ltd           25.12.88         p.a. subject
Croydon                                (2) Olwen Press Ltd         until            to review on
                                                                   24.12.2013       25.12.98 and
                                                                                    at 5 yearly
                                                                                    intervals


Unit 8 Stafford     20.2.1989           (1) The Prudential         From             (pound)85,397
Cross Ind. Est                          Assurance Co. Ltd          25.12.88         subject
Croydon                                 (2) H.T. Electrical Ltd.   until            to review as
                                                                   24.12.2013       above


100 East Pratt St   30.12.1993          Landlord - 100 East        1 March 1994     US$29,888
Suite 1520                              Pratt Street Partnership   to 31            per annum
Baltimore                               Assigned from              December 1998
Maryland                                Production Group
21202                                   International Inc.
                                        15.12.1994


                                   SCHEDULE 6
                               Deed of Indemnity

THIS DEED OF INDEMNITY is made on 18 September 1997

BETWEEN:-

(1) PETER RIVETT of 15/37 Milson Road, Cremorne Point, NSW 2090, Australia (the "Covenantor"); and

(2) BIG FLOWER LIMITED whose registered office is at Broadwalk House, 5 Appold Street, London EC2A 2HA (the "Purchaser" which expression shall include its successors and assigns).

RECITAL

This deed of indemnity is entered into pursuant to the provisions of an agreement of today's date (the "Sale Agreement") pursuant to which the Purchaser agreed to purchase the whole of the share capital of Olwen Direct Mail Limited.

THE PARTIES AGREE AS FOLLOWS:-

1.   INTERPRETATION

1.1 Subject to clause 1.2 and unless the context otherwise indicates, words, expressions and abbreviations defined in the Sale Agreement shall have the same meanings in this deed and any provisions of the Sale Agreement concerning matters of construction or interpretation shall mutatis mutandis apply to this deed.

1.2 The following words, expressions and abbreviations used in this deed shall, unless the context otherwise requires, have the following meanings:-

     "Claim for Tax" means any of the following:-

     (a) any liability to make a payment of Tax and any claim, assessment, demand, notice or other document issued or action taken by or on behalf of any person authority or body whatsoever and of whatever country which claims payment of Tax or any submission, return or correspondence from which it appears that there is or will be a liability to Tax or Claim for Tax within (b) below; or

     (b) any non-availability or loss of or reduction of any Relief (including in particular a right to repayment) to the extent that such Relief has been reflected in the net assets of the Company as shown by the Accounts.

     "Company" means each and all of the companies listed in Schedule 1 and 2 to the Sale Agreement;


     "Group Relief" means any of the following:-

     (a) relief surrendered or claimed pursuant to chapter IV part X of the TA;
         or

     (b) a Transferred Tax Refund;

     "income profits or gains" includes any other measure by reference to which Tax is computed;

     "Purchaser's Relief" means any Relief to the extent that the same either:-

     (a) has been reflected in the net assets of the Company as shown by the Accounts; or

     (b) arises in respect of periods after the Completion Date;

     "Relevant Event" means every event, act, omission, default, occurrence, circumstance, transaction, dealing or arrangement of any kind whatsoever done or omitted to be done by the Covenantor or the Company or which in any way concerns or affects the Company whether or not done or omitted to be done by the Company or the Covenantor;

     "Relief" means any allowance, credit, exemption, deduction or relief from, in computing, against or in respect of Tax or any right to the repayment of Tax;

     "Tax" means any tax, and any duty, impost, levy or charge in the nature of tax, whether domestic or foreign, and any fine, penalty or interest connected therewith, including (without prejudice to the foregoing) corporation tax, advance corporation tax, income tax (including, tax falling to be deducted at source), national insurance and social security contribution, capital gains tax, inheritance tax, petroleum revenue tax, value added tax, customs excise and import duties, stamp duty, stamp duty reserve tax, insurance premium tax, air passenger duty, and any other payment whatsoever which the Company is or may be or become bound to make to any person by reason of any taxation statutes but excludes, for the avoidance of doubt, any rates and water rates payable in respect of the Properties;

     "taxation statutes" means all statutes, decrees, orders and regulations, whether domestic or foreign providing for or imposing any Tax;

     "Transferred Tax Refund" means a tax refund relating to an accounting period as defined by section 102(3) of the FA 1989 in respect of which a notice has been given pursuant to section 102(2) of the FA 1989;

     "Utilisation of a Purchaser's Relief" means the utilisation or set off of a Purchaser's Relief available to the Company.

     1.2 References to income, profits or gains being earned, accrued or received before a particular date shall include deemed income, profits or gains treated as earned, accrued or received prior thereto.

2.   INDEMNITY

     2.1 Subject to clause 2.2, the Covenantor hereby covenants with the Purchaser to pay from time to time to the Purchaser:-

     (a) such sums as would if paid to the Company indemnify and keep indemnified the Company against each and every Claim for Tax where the Claim for Tax in question arises whether in whole or in part:-

         (i) in connection with or as a consequence of one or more Relevant Events occurring or entered into on or before Completion; or

         (ii) in respect of or by reference to any income profits or gains earned, accrued or received on or before Completion; or

         (iii) in consequence of the combined effect of two or more Relevant Events of which at least one shall have occurred on or before Completion but only in circumstances where such Claim for Tax would not have been suffered by the Company but for the failure of any person (other than a company falling within the definition of the Company for the purposes of this deed) to discharge or pay any liability for Tax;

         (iv) in consequence of HM Customs & Excise treating postage costs recharged by Olwen Direct Mail Limited as a standard-rated supply for VAT purposes;

         (v) in consequence of any transaction or transactions entered into by any of the Companies being treated by US Internal Revenue Service or the UK Inland Revenue as being transactions other than ones entered into on an arms length basis with the consideration (if any) charged or received or paid by any of the Companies on such transactions being equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arms length.

     (b) such sums as will indemnify and keep indemnified the Purchaser and such further sums as would if paid to the Company and/or any subsidiary or holding company of the Purchaser (or any subsidiary of any such holding company) indemnify the same against all costs and expenses reasonably incurred or payable in connection with any Claim for Tax the subject of a claim under clause 2.1(a), including all legal proceedings relating thereto and the settlement of any Claim for Tax and/or rebuttal of any contention or in connection with any legal proceedings and reasonable steps taken to avoid any Claim for Tax or contention whether actual, threatened and/or anticipated;

2.2 If any Claim for Tax or liability which would have otherwise given rise to a Claim for Tax shall be reduced or avoided in consequence of any Utilisation of a Purchaser's Relief this deed shall apply as if such Purchaser's Relief had not been available so that the amounts paid by the Covenantors hereunder shall be the amounts which would have been payable in the absence of that or any other Purchaser's Relief.

2.3  The covenant contained in clause 2.1(a) shall not apply:-

     (a) to any Claim for Tax to the extent that any Tax giving rise to the same has been paid prior to the Accounts Date and payment is reflected in the Accounts or to the extent that provision or reserve for the liability to which the same relates has been made in the Accounts or that the Claim for Tax arises as a result of an increase in rates of Tax announced after the date of the Sale Agreement;

     (b) to any Claim for Tax to the extent that the same shall have arisen in consequence of any act or transaction which could reasonably have been avoided, and which was carried out without the agreement of the Covenantor by the Purchaser or the Company after Completion otherwise than in the ordinary course of business of the Company, and which the Purchaser was or should reasonably have been aware would give rise to the Claim for Tax in question provided that the exclusion contained in this clause shall not apply in relation to any Claim for Tax pursuant to Clause 2.1(a)(v) above; or

     (c) to any Claim for Tax to the extent that it arises in the ordinary course of business of the Company after the Accounts Date but on or before Completion and for this purpose, but without limitation, the following shall not be regarded as being in the ordinary course of business:-

         (i) the declaration or payment of any dividend or the making of any other distribution; or

         (ii) any transaction entered into by the Company in circumstances where the consideration (if any) received by or as the case may be, paid by the Company in respect thereof is less than or more than the consideration deemed to have been received or paid for Tax purposes but to the extent only of the Claim for Tax arising in respect of the amount by which the deemed consideration exceeds or is less than the actual consideration; or

         (iii) the Company ceasing or being deemed to cease, for Tax purposes, to be the member of any group or associated with any other company or person whether in consequence of the entering into of the Sale Agreement or anything done under it or otherwise; or

         (iv) a Relevant Event which gives rise to a liability on the Company in respect of the income, profits or gains, whether actual or deemed, of any non resident person; or

         (v) any other Relevant Event which gives rise to a liability to Tax on deemed (as opposed to actual) income, profits or gains.

     (d) to the extent that any amount subject to the covenant in Clause 2.1 above has been received pursuant to a claim under the Warranties in the Sale Agreement.

2.4 In computing the amount to be paid by the Covenantors under this deed in respect of any Claim for Tax no account shall be taken of any Tax for which the Company would have been liable in respect of such amount had it in fact been paid to the Company.

2.5 All sums payable by the Covenantors under this deed shall be paid free and clear of all deductions or withholdings (including Tax) unless the deduction or withholding is required by law, in which event or in the event that the Purchaser shall incur any liability for Tax chargeable or assessable in respect of any payment pursuant to this deed, the Covenantors shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Purchaser (after Tax) will equal the full amount which would have been received and retained by it had no such deduction or withholding been made and/or no such liability to Tax been incurred and in applying this clause 2.5 no account shall be taken of the extent to which any liability for Tax may be mitigated or offset by any Relief available to the Purchaser so that where such Relief is available the additional amount payable hereunder shall be the amount which would have been payable in the absence of such availability.

3.   TIMING

3.1 Where the Covenantors become liable to make any payment pursuant to clause 2, the due date for the making of that payment shall be:-

     (a) insofar as the claim arises pursuant to clause 2.1(a) seven days before the day on which a payment of Tax becomes due under or in consequence of the Claim for Tax in question or seven days before the day on which any repayment (or increased repayment) of Tax which but for such Claim for Tax would have been available, would have been due and for this purpose it shall be assumed that the repayment would have become due at the earliest possible date;

     (b) insofar as the claim arises pursuant to clause 2.1(b), seven days before the day on which the costs and expenses fall due for payment;

     (c) insofar as the claim arises pursuant to clause 2.2, the date on which payment would have become due under clause 3.1(a) had no Purchaser's Relief been available and for this purpose it shall be assumed that the Claim for Tax would have been made and all Tax would have become due at the earliest possible date (assuming no application for postponement).

3.2 Where but for the non-availability, loss or reduction of any Purchaser's Relief the Company could have surrendered the same to another company by way of Group Relief this deed and in particular clause 3.1(a) shall apply as the Company could have saved an equivalent amount of Tax by utilising such relief saved as the recipient of the Group Relief surrender would have saved as a consequence of such surrender and at the same time.

3.3 For the purposes hereof where Tax is due or a repayment due is lost or reduced or where, but for a Utilisation of a Purchaser's Relief Tax would be due or costs and expenses fall due for payment, on more than one occasion then paragraphs (a) to (c) of clause 3.1 shall apply separately on each such occasion.

3.4 If any sum due under clause 2 is not paid by the Covenantor by the later of the due date and the date seven days after the date of the demand made therefor the same shall carry interest (from such later date until the date of payment) at the rate of two per cent. over the base rate for the time being of National Westminster Bank PLC (or in the absence of such rate at such equivalent rate as the Purchaser shall select) save that interest shall not start to run in respect of any payments of Tax above until seven days before the day on which the Company makes the payment of Tax due.

4.   RIGHT TO REIMBURSEMENTS AND CREDITS

4.1 Subject to clause 4.3, in calculating amounts due from the Covenantor under this deed no account shall be taken of any entitlement of the Purchaser or the Company to make any recovery in respect of that amount or the circumstances giving rise to the same from some other person or of any Relief or other benefit which may become available to the Purchaser or the Company in consequence of the Claim for Tax in question or the circumstances giving rise to the same.

4.2 If the Purchaser or the Company is or becomes entitled to recover from some other person (not being the Company or any employee of the Company but including, inter alia, any Tax authority) any amount in respect of the Claim for Tax or liability within clause 2.1(b) resulting in a payment by the Covenantor to the Purchaser under this deed, then the Purchaser shall promptly notify the Covenantor of the said entitlement and, if so required by the Covenantor and if the Covenantor shall undertake to pay all costs and expenses incurred by the Purchaser and the Company and shall provide reasonable security for the same, shall take all reasonable steps to enforce or procure that the Company shall enforce that recovery (keeping the Covenantor fully informed of progress) and shall apply the same in accordance with clause 4.3.

4.3  If the Purchaser or the Company receives:-

     (a) a recovery as mentioned in clause 4.2; or

     (b) a benefit being either a reduction in Tax due and payable or any increased repayment of Tax in each case as a result either of credit being obtained for Tax giving rise to a claim by the Purchaser under the terms of this deed (including pursuant to clause 2.5) or as a result of the availability of any relief for which the payment in clause 2.1(b)(ii) was consideration (other than a reduction in a liability to Tax which would otherwise have itself given rise to a payment hereunder or been taken into account in a claim for damages under the Warranties)

     then the Purchaser shall promptly pay to the Covenantors an amount equal to so much of the benefit received or sum recovered (less any Tax paid by the recipient in respect thereof and less any costs and expenses reasonably incurred by the Purchaser and the Company) as does not exceed the amount which the Covenantor paid in respect of the Claim for Tax in question (together with so much of any interest or repayment supplement paid to the recipient of the recovery or benefit in respect thereof as corresponds to the proportion of the recovery or benefit accounted for under this clause 4.3, less any Tax thereon).

4.4  Where any recovery or benefit is accounted for under clause 4.3:-

     (a) the amount of the payment originally made by the Covenantor under clause 2 shall be treated as reduced for all purposes of this deed (including any further application of this clause 4) and of the Sale Agreement; and

     (b) the same shall not prejudice the right of the Purchaser to make further recoveries under this deed whether in respect of matters to which the original claim related or otherwise.

5.   RESISTANCE OF CLAIMS

5.1 If the Purchaser or the Company becomes aware of any Claim for Tax (which expression shall for the avoidance of doubt include any claim which would give rise to a Claim for Tax but for a Utilisation of a Purchaser's Relief) which may result in the Purchaser having a claim against the Covenantor under this deed, the Purchaser shall give notice to the Covenantor in the manner provided by the Sale Agreement as soon as is reasonably practicable and the Covenantor shall except where an allegation of fraud or wilful default or neglect is made forthwith be entitled at its sole discretion (but after consultation with the Purchaser) to resist such Claim for Tax in the name of the Purchaser or the Company or any of them but at the expense of the Covenantor and to have the conduct of any appeal or incidental negotiations provided that:-

     (a) the Purchaser shall be kept fully informed of all matters pertaining to the dispute; and

     (b) no material communication, written or otherwise, pertaining to the dispute (and in particular no proposal for or consent to any settlement or compromise thereof) shall be transmitted to the Inland Revenue H.M. Customs & Excise or other taxation authority or governmental body or authority without the same having been submitted to, and approved by the Purchaser such approval not to be unreasonably withheld or delayed; and

     (c) no application shall be made for postponement of Tax unless the Purchaser and the Company shall be provided with such security as the Purchaser may reasonably require in respect of sums subsequently becoming payable under this deed; and

     (d) the Covenantor shall not be entitled to resist any such Claims for Tax before any court, tribunal or other appellate body unless it has been advised by leading tax counsel, after disclosure of all relevant information and documents, that it is reasonable to resist the Claim for Tax in the manner proposed by the Covenantor.

5.2 The Purchaser shall and shall procure that the Company shall give the Covenantor all reasonable co-operation, access and assistance, technical or otherwise, for the purpose of resisting such a Claim for Tax provided that each of the Purchaser and the Company is indemnified and secured to the reasonable satisfaction of the Purchaser by the Covenantor against all losses (including additional Claims for Tax, costs, damages and expenses) which may thereby be incurred.

5.3 If the Covenantor does not request the Purchaser or the Company to take any appropriate action or shall fail to indemnify and secure the Purchaser or the Company to its reasonable satisfaction within 21 days of the said notice to the Covenantor, the Purchaser and/or the Company shall be free to pay or settle the Claim for Tax on such terms as it may in its absolute discretion think fit.

6.   MISCELLANEOUS

6.1 Claims under this deed (whether being claims against the Covenantor under clause 2 or claims by the Covenantors pursuant to clause 4) shall be wholly barred and unenforceable unless full written particulars of the claim shall have been given by the claimant within six years of the end of the accounting period current at Completion.

6.2 In determining the amount of any Claim for Tax suffered by, or any recovery or benefit received by, any company for the purposes of this deed any party hereto may at its own expense request the auditors of that company to determine the same and to provide a certificate thereof; any certificate so provided shall be binding on the parties hereto in the absence of manifest error.

6.3 The provisions of clauses 13 (variations),14 (waiver), 16 (notices), 17 (counterparts) and 18 (governing law) of the Sale Agreement shall apply to this deed as if the same were incorporated herein.

6.4  The provisions of Clause 4.9, 4.10, 4.13(b), 4.13(d), 4.13(e), 4.13(f),
     4.13(g), 4.13(h) and 4.13(i) shall apply to limit the Liability of the Covenantor under the covenant contained in Clause 2.1 as if the same were incorporated herein.

IN WITNESS whereof this deed has been executed on the date first above written.


Executed by                                       )
PETER RIVETT                                      )
in the presence of:-                              )

Signed by                                         )
PETER RIVETT                                      )
in the presence of:-                              )



Signed by                                         )
ANDREW RUDDLE                                     )
in the presence of:-                              )



Signed by                                         )
for and on behalf of 3i GROUP PLC                 )
in the presence of:-                              )




Signed by                                         )
for and on behalf of BIG FLOWER LTD in the        )
presence of:-                                     )